____________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

__________________________

Date Of Report (Date Of Earliest Event Reported): July 25, 2011

__________________________

TECHS LOANSTAR, INC.
(Exact Name of Registrant as Specified in Its Charter)

__________________________

NEVADA	333-143630	20-4682058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703, West Palm Beach, Florida 33401

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (561) 514-9042

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 25, 2011, the Registrant entered into a securities exchange agreement (the “Agreement”) with Quture, Inc., a Nevada corporation (“Quture”).  Pursuant to the Agreement, the Registrant agreed to acquire all of the outstanding capital stock of Quture in exchange (the “Exchange”) for a number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) equal to eighty-five percent (85%) of the issued and outstanding common stock of the Registrant following the Exchange.  The closing of the Exchange will occur following the satisfaction of the conditions precedent set forth in the Agreement, including the completion of the schedules and exhibits, due diligence and audited financial statements.

The Agreement contains customary representations, warranties and covenants of the Registrant and Quture for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Securities Exchange Agreement by and among Techs Loanstar, Inc., Quture, Inc. and the Security Holders of Quture, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHS LOANSTAR, INC

Dated: July 29, 2011	By:	/s/ Henry Fong
Henry Fong
President

Exhibit No.	Description
10.1	Form of Securities Exchange Agreement by and among Techs Loanstar, Inc., Quture, Inc. and the Security Holders of Quture, Inc.

2